UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2025

Tiptree Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Steamboat Road 2nd Floor
Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 446-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TIPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of General Counsel

On December 5, 2025, Tiptree Inc. (“Tiptree” or “the Company”) announced that in connection with downsizing its legal department, Tiptree has separated from Neil Rifkind as Vice President, General Counsel and Secretary of Tiptree, effective immediately. Tiptree and Mr. Rifkind entered into a Separation Agreement dated as of December 5, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Rifkind will be entitled to, subject to the terms and conditions of the Separation Agreement, (i) cash severance of $1,600,000 as required by Mr. Rifkind's employment agreement; (ii) his unvested equity interests in Tiptree, subject to the terms and conditions set forth in the award agreements evidencing such awards, as if his employment had been terminated by Tiptree without cause; and (iii) subject to his timely election of his COBRA benefits, payment of the cost of his COBRA premiums above the active employee rate through the earlier of June 5, 2027 and his first becoming eligible for comparable coverage with a subsequent employer.

The foregoing description of the Separation Agreement is summary in nature and does not purport to be a complete description of the terms of the Separation Agreement. Please refer to the Separation Agreement for full terms. The Separation Agreement is attached as Exhibit 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.

On December 5, 2025, the Board of Directors (the “Board”) of Tiptree appointed Siew Kwok as General Counsel, Chief Compliance Officer and Secretary of Tiptree, effective immediately. Mr. Kwok will succeed Mr. Rifkind who will cease to be Tiptree’s Vice President, General Counsel and Secretary. Mr. Kwok was previously Deputy General Counsel & Chief Compliance Officer having first started as Assistant General Counsel when he joined Tiptree in 2014. Prior to joining Tiptree, Mr. Kwok worked as a corporate associate at Davis Polk & Wardwell, LLP. Mr. Kwok received his B.A. from Fordham University and his J.D. from Stanford Law School.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between Tiptree Inc. and Neil C. Rifkind, dated as of December 5, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	December 5, 2025	By:	/s/ Jonathan Ilany
Jonathan Ilany, Chief Executive Officer